UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 26, 2009

MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 Tournament Drive, Suite 150
Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 753-3200

Registrant's Former Name or Address, if changed since last report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                      Regulation FD Disclosure

On March 26, 2009, Mueller Industries, Inc. (the “Company”) mailed a letter to its stockholders, customers, & employees, a copy of which is attached as Exhibit 99.1.  The letter to shareholders may contain certain material non-public information regarding the Company's business, fiscal year 2008 financial results and outlook for fiscal year 2009.

Mueller Industries, Inc. does not intend for this Item 7.01 or Exhibit 99.1 to be treated as "filed" for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into its filings under the Securities Act of 1933, as amended.

ITEM 8.01                      Other Events

Beginning on or about March 26, 2009, the Company plans to send a letter to certain of its stockholders regarding the Company’s 2009 Annual Meeting of Stockholders.  A copy of the form of this letter is attached as Exhibit 99.2.  Exhibit 99.2 may be deemed “soliciting materials” within the meaning of the Exchange Act and the regulations of the Securities and Exchange Commission (“SEC”) issued thereunder.

Important Information

On March 26, 2009, the Company filed a definitive proxy statement with the SEC in connection with its 2009 Annual Meeting of Stockholders.  Investors are encouraged to read the proxy statement in its entirety.  The proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at http://www.sec.gov or from the Company at http://www.muellerindustries.com.

ITEM 9.01                      Financial Statements and Exhibits.

(d) Exhibits

99.1           Letter to Stockholders, Customers & Employees
99.2           Form of letter to be sent to certain stockholders beginning on or about March 26, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

	By:	/S/ Kent A. McKee
	Name:	Kent A. McKee
	Title:	Executive Vice President and Chief Financial Officer

Date: March 26, 2009

EXHIBIT INDEX

Exhibits	Description

99.1	Letter to Stockholders, Customers & Employees
99.2	Form of letter to be sent to certain stockholders beginning on or about March 26, 2009